Rule 424(B)(3)

File No. 333-123062

EXHIBIT A

AMERICAN DEPOSITARY SHARES

Each American Depositary Share represents five 5 deposited Shares

IT IS EXPECTED THAT COMMON SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR IN THE NAME OF THE DEPOSITARY OR ITS NOMINEE OR OF THE CUSTODIAN OR ITS NOMINEE. OWNERS AND BENEFICIAL OWNERS SHOULD BE AWARE HOWEVER THAT RUSSIAS SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES CERTAIN RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS. THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF COMMON SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY. THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION WILL NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE NEW YORK COURTS.

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR COMMON SHARES OF THE NOMINAL VALUE OF .0016 RUBLE EACH OF

GAZPROM NEFT PJSC

(Also known as Sibneft)

INCORPORATED UNDER THE LAWS OF THE RUSSIAN FEDERATION

The Bank of New York as depositary hereinafter together with The Bank of New York International Nominees a New York partnership as nominee of The Bank of New York in whose name Shares are registered pursuant to the Deposit Agreement the Depositary hereby certifies that ___________________________________________ ______________________________________________ or registered assigns IS THE OWNER OF ______________________________________________

AMERICAN DEPOSITARY SHARES representing deposited common shares herein called Shares of GAZPROM NEFT PJSC incorporated under the laws of the Russian Federation herein called the Company. At the date hereof each American Depositary Share represents ten 10 Shares deposited or subject to deposit under the Deposit Agreement as such term is hereinafter defined at the Moscow Russian Federation office of ING Bank Eurasia ZAO Closed Joint Stock Company herein called the Custodian. The Depositarys Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street New York N.Y. 10286 and its principal executive office is located at 225 Liberty Street New York N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS 101 BARCLAY STREET NEW YORK N.Y. 10286

1.	THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue herein called Receipts all issued and to be issued upon the terms and conditions set forth in the deposit agreement dated as of April 20 1999 herein called the Deposit Agreement by and among the Company the Depositary and all Owners and Beneficial Owners from time to time of Receipts issued thereunder each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities property and cash from time to time received in respect of such Shares and held thereunder such Shares securities property and cash are herein called Deposited Securities. Copies of the Deposit Agreement are on file at the Depositarys Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt and upon payment of the fees and expenses of the Depositary provided in this Receipt and subject to the terms and conditions of the Deposit Agreement and accompanied by such documents as the Depositary may require including a purchase/sale contract relating to the transfer of the Shares and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities and subject to the terms and conditions of the Deposit Agreement the Charter of the Company and the Deposited Securities the Owner hereof is entitled to delivery to him or upon his order of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of a certificates or other documents evidencing title including extracts from the Share Register in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer and b any other securities property and cash to which such Owner is then entitled in respect of this Receipt. The Depositary shall as promptly as possible direct the Custodian or its agents to cause the transfer and recordation by the Russian Share Registrar on the Share Register of the Shares included in such Deposited Securities in the name of such Owner or as directed by him as above provided and the Company shall ensure that such transfer and recordation is effected in accordance with Section 5.13 of the Deposit Agreement. The Depositary shall further direct the Custodian or its Agents upon such transfer and recordation to deliver at the Moscow Russian Federation office of the Custodian subject to Sections 2.06 3.01 and 3.02 and to the other terms and conditions of the Deposit Agreement to or upon the written order of the Owner certificates or documents evidencing title including extracts from the Share Register for such Deposited Securities except that if and to the extent practicable the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any such Deposited Securities which may at the time be held by the Depositary. At the request risk and expense of any Owner so surrendering this Receipt and for the account of such Owner the Depositary shall direct the Custodian to forward any cash or other property other than rights comprising and forward a certificate or certificates and other proper documents evidencing title for as described above the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or at the request risk and expense of such Owner by cable telex or facsimile transmission.

3.	TRANSFERS SPLITUPS AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney without unreasonable delay upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations if any as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts or may be combined with other such Receipts into one Receipt evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery registration of transfer splitup combination or surrender of any Receipt or withdrawal of any Deposited Securities the Depositary the Custodian or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto including any such tax or charge and fee with respect to Shares being deposited or withdrawn and payment of any applicable fees and expenses as provided in this Receipt may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt including without limitation this Article 3.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended or the transfer of Receipts in particular instances may be refused or the registration of transfer of outstanding Receipts generally may be suspended during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of the Deposit Agreement or this Receipt or for any other reason subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to i temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting or the payment of dividends ii the payment of fees taxes and similar charges and iii compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Shares for such offer and sale.

The Depositary has agreed to comply with written instructions of the Company that the Depositary will not accept for deposit under the Deposit Agreement any Shares identified in such instructions at such time and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Companys compliance with the securities laws of the United States.

4.	LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary and such Owner or Beneficial Owner shall be deemed liable therefor. In addition to any other remedies available to it the Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made and may withhold any dividends or other distributions or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency. The obligations of Owners and Beneficial Owners under this Article 4 shall survive any transfer of Receipts pursuant to Section 2.04 of the Deposit Agreement any surrender of Receipts and withdrawal of Deposited Securities pursuant to Section 2.05 of the Deposit Agreement or the termination of the Deposit Agreement pursuant to Section 6.02 of the Deposit Agreement.

5.	WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued fully paid nonassessable subject only to Article 28 of the law of the Russian Federation On Joint Stock Companies and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares representing such Shares would not be Restricted Securities. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.	FILING PROOFS CERTIFICATES AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence exchange control approval or such information relating to the registration on the books of the Company or the Russian Share Registrar if applicable to execute such certificates and to make such representations and warranties as the Depositary or the Company upon written notice to the Depositary may deem necessary or proper. The Depositary may and at the reasonable written request of the Company will withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made to the satisfaction of the Depositary and the Company. Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.01 of the Deposit Agreement and this Article 6.

7.	CHARGES OF DEPOSITARY.

The Company agrees to pay the fees reasonable expenses and outofpocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present detailed statements for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares by any Owner of Receipts or by any party surrendering Receipts or to whom Receipts are issued including without limitation issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement whichever applicable 1 taxes and other governmental charges 2 such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share Register of the Company maintained by the Russian Share Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement 3 such cable telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement 4 such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement 5 a fee of $5.00 or less per 100 American Depositary Shares or portion thereof for the execution and delivery of Receipts pursuant to Sections 2.03 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Sections 2.05 or 6.02 of the Deposit Agreement 6 a fee of $.02 or less per American Depositary Share or portion thereof for any cash distribution made pursuant to Sections 4.01 through 4.04 of the Deposit Agreement 7 a fee of $.01 or less per American Depositary Share or portion thereof per year to cover such expenses as are incurred for inspections by the Depositary the Custodian or their respective agents of the Share Register maintained by the Russian Share Registrar which fee shall be assessed against Owners of record as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be collected at the sole discretion of the Depositary by billing such Owners for such fee or by deducting such fee from one or more cash dividends or other cash distributions 8 a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities for purposes of this clause 8 treating all such securities as if they were Shares but which securities are instead distributed by the Depositary to Owners and 9 a fee not in excess of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement.

The Depositary subject to Article 8 hereof may own and deal in in accordance with applicable law any class of securities of the Company and its affiliates and in Receipts.

8.	PRERELEASE OF RECEIPTS.

The Depositary may issue Receipts against rights to receive Shares from the Company. No such issue of Receipts will be deemed a PreRelease subject to the restrictions of the following paragraph.

Unless requested by the Company to cease doing so notwithstanding Section 2.03 of the Deposit Agreement the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement a PreRelease. The Depositary may pursuant to Section 2.05 of the Deposit Agreement deliver Shares upon the receipt and cancellation of Receipts which have been PreReleased whether or not such cancellation is prior to the termination of such PreRelease or the Depositary knows that such Receipt has been PreReleased. The Depositary may receive Receipts in lieu of Shares in satisfaction of a PreRelease. Each PreRelease will be a preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered the PreReleasee that the PreReleasee or its customer owns the Shares or Receipts to be remitted as the case may be b at all times fully collateralized such collateral marked to market daily with cash U.S. Government securities or such other collateral as the Depositary determines in good faith will provide substantially similar liquidity and security c terminable by the Depositary on not more than five 5 business days notice and d subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of PreRelease will not normally exceed thirty percent 30% of the Shares deposited under the Deposit Agreement; provided however that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may with the prior written consent of the Company change such limit from time to time for purposes of general application. The Depositary will also set limits with respect to PreRelease transactions to be entered into under the Deposit Agreement with any particular PreReleasee on a case by case basis as it deems appropriate. The collateral referred to in clause b above will be held by the Depositary for the benefit of the Owners as security for the performance of the obligations to deliver Shares set forth in clause a above and will not for the avoidance of doubt constitute deposited Securities under the Deposit Agreement.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing. The Company will have no liability to any Owner with respect to any representations actions or omissions by the Depositary and holder of Receipts or any Owner or any of their respective agents pursuant to Section 2.09 of the Deposit Agreement and this Article 8.

9.	TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided however that the Depositary and the Company notwithstanding any notice to the contrary may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt unless such holder is the Owner hereof.

10.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11.	REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company currently furnishes the Securities and Exchange Commission hereinafter called the Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g32b under the Securities Exchange Act of 1934. Such reports and communications will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street N.W. Washington D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications including any proxy soliciting material received from the Company which are both a received by the Depositary as the holder of the Deposited Securities and b made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts i copies of such reports when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement ii copies of any written communications provided to the Depositary by the Russian Share Registrar pursuant to Section 5.13bv of the Deposit Agreement; and iii copies of any notices given or required to be given by the Depositary pursuant to Section 5.13d of the Deposit Agreement. Any such reports and communications including any such proxy soliciting material furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company including without limitation a matter related to the Deposit Agreement or the Receipts.

12.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities the Depositary will if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States and subject to the Deposit Agreement convert as promptly as practicable such dividend or distribution into dollars and will distribute as promptly as practicable the amount thus received net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement to the Owners of Receipts entitled thereto; provided however that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement whenever the Depositary receives any distribution other than a distribution described in Sections 4.01 4.03 or 4.04 of the Deposit Agreement the Depositary will as promptly as practicable cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided however that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto or if for any other reason the Depositary reasonably deems such distribution not to be feasible the Depositary may after consultation with the Company to the extent practicable adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution including but not limited to the public or private sale of the securities or property thus received or any part thereof and the net proceeds of any such sale net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement; provided however that no distribution to Owners pursuant to Section 4.02 of the Deposit Agreement will be unreasonably delayed by any action of the Depositary or any of its agents.

If any distribution consists of a dividend in or free distribution of Shares the Depositary may and will if the Company shall so request distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement. The Depositary may withhold any such distribution of Receipts under Section 4.03 of the Deposit Agreement if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional American Depositary Shares in any such case the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement; provided however that no distribution to Owners pursuant to Section 5.03 of the Deposit Agreement will be unreasonably delayed by any action of the Depositary or any of its agents. If additional Receipts are not so distributed each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property including Shares and rights to subscribe therefor or any deposit of Shares transfer of Receipts or withdrawal of Deposited Securities under the Deposit Agreement is subject to any tax or other governmental charge which the Depositary is obligated to withhold the Depositary may by public or private sale dispose of all or a portion of such property including Shares and rights to subscribe therefor in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto. The Depositary will forward to the Company such information from its records as the Company may request to enable the Company to file necessary reports with governmental authorities or agencies and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Owners.

13.	RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature the Depositary after consultation with the Company to the extent practicable shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or if by the terms of such rights offering or for any other reason the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners the Depositary may and at the request of the Company shall distribute to any Owner to whom it determines the distribution to be lawful and feasible in proportion to the number of American Depositary Shares held by such Owner warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder the Depositary will promptly make such rights available to such Owner upon written notice from the Company to the Depositary that a the Company has elected in its sole discretion to permit such rights to be exercised and b such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments the Depositary shall on behalf of such Owner exercise the rights and purchase the Shares and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement and shall pursuant to Section 2.03 of the Deposit Agreement execute and deliver Receipts to such Owner; provided however that in the case of a distribution pursuant to the preceding paragraph at the reasonable request of the Depositary such deposit may be made and depositary shares may be delivered under other depositary arrangements to be entered into between the Company and the Depositary which provide for issuance of depositary receipts subject to the appropriate restrictions on sale deposit cancellation and transfer under applicable United States laws.

If the Depositary determines after consultation with the Company to the extent practicable that it is not lawful and feasible to make such rights available to all or certain Owners it may and at the request of the Company shall use its best efforts that are reasonable under the circumstances to sell the rights warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available and allocate the net proceeds of such sales net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement for the account of such Owners otherwise entitled to such rights warrants or other instruments upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Such proceeds will be distributed as promptly as practicable in accordance with Section 4.01 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments notwithstanding that there has been no such registration under such Act the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive foreign currency by way of dividends or other distributions or the net proceeds from the sale of securities property or rights into the Depositarys foreign investment account in the Russian Federation and if at the time of the receipt thereof the foreign currency so received can pursuant to applicable law be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States the Depositary shall convert or cause to be converted as promptly as practicable by sale or in any other manner that it may determine in accordance with applicable law such foreign currency into Dollars and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof the Depositary shall file as promptly as practicable such application for approval or license; however the Depositary will be entitled to rely on local Russian counsel in such matters which counsel shall be instructed to act as promptly as practicable.

If at any time any foreign currency received by the Depositary or the Custodian is not pursuant to applicable law convertible on a reasonable basis in whole or in part into Dollars transferable to the United States for distribution to certain of the Owners entitled thereto or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary cannot be promptly obtained or if any such approval or license is not promptly obtained the Depositary shall a as to that portion of the foreign currency that is convertible into Dollars make such conversion and if permitted by applicable law transfer such Dollars to the United States for distribution in accordance with the first paragraph of Section 4.05 of the Deposit Agreement and of this Article 14 and b as to the nonconvertible balance if any i if requested in writing by an Owner distribute the foreign currency or an appropriate document evidencing the right to receive such foreign currency received by the Depositary to such Owner and ii if not so requested by an Owner hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

15.	RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made or whenever rights shall be issued with respect to the Deposited Securities or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share or whenever the Depositary shall find it necessary or convenient the Depositary shall fix a record date which date shall be either i the same date as the record date applicable to the relevant Deposited Securities fixed by the Company or ii if different from the record date fixed by the Company shall be fixed after consultation with the Company to the extent practicable and shall be as close as possible to the record date applicable to the relevant Deposited Securities a for the determination of the Owners of Receipts who shall be x entitled to receive such dividend distribution or rights or the net proceeds of the sale thereof or y entitled to give instructions for the exercise of voting rights and to attend without voting or speaking at any such meeting b on or after which each American Depositary Share will represent the changed number of Shares subject to the provisions of the Deposit Agreement or c for the determination of the Owners who shall be responsible for the fee assessed by the Depositary pursuant to Article 7 hereof for inspection of the Share Register maintained by the Russian Share Registrar.

16.	VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities if requested in writing by the Company the Depositary shall as soon as practicable thereafter mail to the Owners of Receipts a notice in such form as approved by the Company to the extent practicable which shall contain a such information as is contained in such notice of meeting received by the Depositary from the Company or if requested by the Company a summary of such information provided by the Company b a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled subject to any applicable provision of law and of the Charter of the Company to instruct the Depositary as to the exercise of the voting rights if any pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and c a statement as to the manner in which such instructions may be given including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date received on or before the date established by the Depositary for such purpose the Depositary shall endeavor in so far as practicable and permitted under applicable Russian law and the Charter to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owners Receipts on or before the date established by the Depositary for such purpose the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities provided that no such discretionary proxy will be deemed given with respect to any matter as to which the Company informs the Depositary the Company having agreed to provide such information as promptly as practicable in writing that x the Company does not wish such proxy given y substantial opposition as determined by the Company exists or z such matter materially and adversely affects as determined by the Company the rights of holders of Shares.

17.	CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply upon any change in nominal value change in par value splitup consolidation or any other reclassification of Deposited Securities or upon any recapitalization reorganization merger or consolidation or sale of assets affecting the Company or to which it is a party any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement and American Depositary Shares shall thenceforth represent in addition to any continuing rights in the existing Deposited Securities rights with respect to the new Deposited Securities so received in exchange or conversion unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may in its reasonable discretion after consultation with the Company to the extent practicable and will if the Company shall so request execute and deliver additional Receipts as in the case of a dividend in Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Promptly upon receipt of notice from the Company pursuant to Section 5.06 of the Deposit Agreement of the occurrence of any of the events referred to in the first sentence of this Article 17 the Depositary will give notice thereof to all Owners.

18.	LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors employees agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt if by reason of any provision of a any present or future law or regulation of the United States the Russian Federation or any other country or of any other governmental or regulatory authority or stock exchange or by reason of any act of God or war or other circumstances beyond its control b in the case of the Depositary only i any act or failure to act of the Company or its agents including the Russian Share Registrar or their respective directors employees agents or affiliates ii any provision present or future of the Charter of the Company or any other instrument of the Company governing the Deposited Securities or iii any provision of any securities issued or distributed by the Company or any offering or distribution thereof or c in the case of the Company only any act or failure to act of the Depositary or the Custodian or their respective directors employees agents or affiliates the Depositary or the Company shall be prevented delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed including in the case of the Depositary delivery of any Deposited Securities or distribution of cash or property in respect thereof pursuant to Articles 12 and 13 hereof; nor shall the Depositary or the Company or any of their respective directors employees agents or affiliates incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any nonperformance or delay caused as aforesaid in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed or by reason of any exercise of or failure to exercise any discretion provided for in the Deposit Agreement or in the Charter of the Company. Where by the terms of a distribution pursuant to Sections 4.01 4.02 or 4.03 of the Deposit Agreement or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement the Depositary is prevented or prohibited from disposing such distribution or offering available to Owners of Receipts and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners then the Depositary after consultation with the Company to the extent practicable shall not make such distribution or offering and shall allow any rights if applicable to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts except that the Company agrees to perform its obligations specifically set forth in the Deposit Agreement and that the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. None of the Depositary the Company nor any of their respective officers employees and agents shall be under any obligation to appear in prosecute or defend any action suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required and the Custodian shall not be under any obligation whatsoever with respect to such proceedings the responsibility of the Custodian being solely to the Depositary. None of the Depositary the Company nor any of their respective officers employees and agents shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel accountants any person presenting Shares for deposit any Owner or Beneficial Owner of a Receipt or any other person believed by it in good faith to be competent to give such advice or information; provided however that in the case of the Company such advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote provided that any such action or inaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable to the Company any Owner or Beneficial Owner or any other person for the unavailability of Deposited Securities or for the failure to make any distribution of cash or property with respect thereto as a result of i any act or failure to act of the Company or its agents including the Russian Share Registrar or their respective directors employees agents or affiliates ii any provision of any present or future law or regulation of the United States the Russian Federation or any other country iii any provision of any present or future regulation of any governmental or regulatory authority or stock exchange iv any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities v any provision of any securities issued or distributed by the Company or any offering or distribution thereof or vi any act of God or war or other circumstance beyond its control. The Company shall not be liable to the Depositary any Owner or Beneficial Owner or any other person for the unavailability of the Deposited Securities or for the failure to make any distribution of cash or property with respect thereto as a result of i any provision of any present or future law or regulation of the United States the Russian Federation or any other country ii any provision of any present or future regulation of any governmental or regulatory authority or stock exchange or iii any act of God or war or other circumstance occurring beyond its control. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so it may after consultation with the Company to the extent practicable appoint a substitute or additional custodian or custodians.

20.	AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges other than taxes and other governmental charges registration fees and cable telex or facsimile transmission costs delivery costs or other such expenses or which shall otherwise prejudice any substantial existing right of Owners of Receipts shall however not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner or Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed by continuing to hold such Receipt or to own a beneficial interest therein to consent and agree to such amendment and to be bound by the Deposit Agreement and Receipt as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.	TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding such termination to be effective on a date specified in such notice not less than 30 days after the date thereof if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination the Owner of a Receipt will upon a surrender of such Receipt at the Corporate Trust Office of the Depositary and b payment of any applicable taxes or governmental charges and the fees and expenses of the Depositary including the fee of the Depositary for the surrender of Receipts referred to in Article 7 hereof and Section 2.05 of the Deposit Agreement be entitled to delivery to him or upon his order of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in the manner provided in Section 2.05 of the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination the Depositary thereafter shall discontinue the registration of transfers of Receipts shall suspend the distribution of dividends to the Owners thereof and shall not give any further notices or perform any further acts under the Deposit Agreement except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities shall sell rights and other property as provided in the Deposit Agreement and shall continue to deliver Deposited Securities together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property in exchange for Receipts surrendered to the Depositary after deducting in each case the fees of the Depositary for the surrender of a Receipt any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges. At any time after the expiration of one year from the date of termination the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale together with any other cash then held by it thereunder unsegregated and without liability for interest for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale the Depositary shall be discharged from all obligations under the Deposit Agreement except to account for such net proceeds and other cash after deducting in each case the fees of the Depositary for the surrender of a Receipt any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges and except as provided in Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification charges and expenses.

22.	ARBITRATION; WAIVER OF IMMUNITIES.

The Deposit Agreement provides that any controversy claim cause of action or other dispute each a Dispute brought by any party hereto against the Company arising out of or relating to the Shares or other Deposited Securities the American Depositary Shares the Receipts or this Deposit Agreement including any question regarding its existence validity or termination or the breach hereof or thereof shall be referred to and finally settled by arbitration in accordance with the Rules of the London Court of International Arbitration which rules are deemed to be incorporated by reference into this Article 22 and Section 7.06 of the Deposit Agreement and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that in the event of any thirdparty litigation to which the Depositary is a party and to which the Company may properly be joined the Company may be so joined in any court of competent jurisdiction in which such litigation is proceeding; and provided further that any such Dispute brought by any party hereto against the Company relating to or based upon the provisions of the Federal securities laws of the United States or the rules and regulations thereunder shall be submitted to arbitration as provided in Section 7.06 of the Deposit Agreement if but only if so elected by the claimant. The Deposit Agreement also provides that any Dispute arising out of or relating to the Shares or other Deposited Securities the American Depositary Shares the Receipts or this Deposit Agreement not subject to arbitration thereunder shall be litigated in the Federal and state courts in the Borough of Manhattan.

To the extent that the Company or any of its properties assets or revenues may have or hereafter become entitled to or have attributed to it any right of sovereign immunity from any legal action suit or proceeding from the giving of any relief in any respect thereof from setoff or counterclaim from the jurisdiction of any court from service of process from attachment upon or prior to judgment from attachment in aid of execution or judgment or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment in any United States or State court in the State of New York County of New York in which proceedings may at any time be commenced with respect to its obligations liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities the American Depositary Shares the Receipts or the Deposit Agreement the Company to the fullest extent permitted by law has irrevocably and unconditionally waived and has agreed not to plead or claim any such immunity and has consented to such relief and enforcement.

23.	REGISTRATION OF SHARES; RUSSIAN SHARE REGISTRAR; SHARE REGISTER.
a	The Company has agreed in the Deposit Agreement that it shall at any time and from time to time
i	take any and all action as may be necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Deposited Securities;
ii	provide or cause the Russian Share Registrar to provide to the Depositary the Custodian or their respective agents unrestricted access to the Share Register during ordinary business hours in Moscow Russian Federation in such manner and upon such terms and conditions as the Depositary may in its sole discretion deem appropriate to permit the Depositary the Custodian or their respective agents to regularly and in any event not less than monthly confirm the number of Deposited Securities registered in the name of the Depositary the Custodian or their respective nominees as applicable pursuant to the terms of the Deposit Agreement and in connection therewith to provide the Depositary the Custodian or their respective agents upon request with a duplicative extract from the Share Register duly certified by the Russian Share Registrar or some other evidence of verification which the Depositary in its sole discretion deems sufficient;
iii	ensure that the Russian Share Registrar within two Moscow Business Days after receipt by the Russian Share Registrar from the Depositary or the Custodian or any of their respective agents of such documentation as may be required by applicable law and the reasonable and customary regulations of the Russian Share Registrar or as soon thereafter as practicable effects the reregistration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or Deposited Securities under the Deposit Agreement;
iv	permit and cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held under the Deposit Agreement in the name of the Depositary the Custodian or their respective nominees which may but need not be a nonresident of the Russian Federation; and
v	ensure that the Russian Share Registrar promptly notifies the Depositary in writing at any time that the Russian Share Registrar A eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholders interest in the Companys shares and such shareholder alleges to the Company or the Russian Share Registrar or publicly that such elimination or alteration is unlawful; B no longer will be able materially to comply with or has engaged in conduct that indicates it will not materially comply with the provisions of the Deposit Agreement relating to it including without limitation Section 5.13 thereof; C refuses to reregister shares of the Company in the name of a particular purchaser and such purchaser or its respective seller alleges that such refusal is unlawful; D holds shares of the Company for its own account; or E has materially breached the provisions of the Deposit Agreement relating to it including without limitation Section 5.13 thereof and has failed to cure such breach within a reasonable time.
b	The Company has agreed in the Deposit Agreement that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or property with respect thereto as a result of i any act or failure to act of the Company or its agents including the Russian Share Registrar or their respective directors employees agents or affiliates ii any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities or iii any provision of any securities issued or distributed by the Company or any offering or distribution thereof.
c	The Depositary or the Custodian will regularly and in any event not less than monthly confirm the number of Deposited Securities registered in the name of the Depositary the Custodian or their respective nominees as applicable pursuant to the terms of the Deposit Agreement. The Company and the Depositary have agreed in the Deposit Agreement that for purposes of the rights and obligations under the Deposit Agreement and this Receipt of the parties thereto and hereto the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary the Custodian or their respective nominees as applicable pursuant to the terms of the Deposit Agreement. In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register then if an officer of the ADR Department of the Depositary has actual knowledge of such discrepancy the Depositary will promptly notify the Company. In the event of any discrepancy between the records of the Depositary or the Custodian and the Share Register the Company has agreed that whether or not it has received any notification from the Depositary it will i use its best efforts to cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith and ii to the extent the Company is unable to so reconcile such records promptly instruct the Depositary to notify the Owners of the existence of such discrepancy. Upon receipt of such instruction the Depositary will promptly give such notification to the Owners pursuant to Section 4.09 of the Deposit Agreement it being understood that the Depositary may at any time give such notification to the Owners whether or not it has received instructions from the Company and the Depositary will promptly cease issuing Receipts pursuant to Section 2.02 of the Deposit Agreement until such time as in the opinion of the Depositary such records have been appropriately reconciled.
24.	DISCLOSURE OF INTERESTS.

The Company or the Depositary may from time to time request Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously having a beneficial interest in such Receipts and the nature of such interest and various other matters. Each Owner agrees to provide promptly and in any event within seven days information requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement and this Article 24. To the extent that provisions of or governing any Deposited Securities including the Company’s Charter may require the disclosure of beneficial or other ownership of Deposited Securities other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership the Depositary shall use its reasonable efforts to comply with the Company’s instructions as to Receipts in respect of any such enforcement or limitation and Owners and Beneficial Owners are required to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary’s compliance with Company instructions as to Receipts in respect of any such enforcement or limitation.